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                                                                     EXHIBIT 4.1

                            FORM OF RIGHT CERTIFICATE

Certificate No. R-____________                         __________________ Rights

NOT EXERCISABLE AFTER THE EARLIER OF FEBRUARY __, 2012 AND THE DATE ON WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY NWBIO AS SET FORTH IN THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.0001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID.

                                RIGHT CERTIFICATE

                         NORTHWEST BIOTHERAPEUTICS, INC.

     This Right Certificate certifies that _____________________, or registered assigns, is the registered holder of the number of Rights set forth above, which entitles the holder thereof, subject to the terms and conditions set forth in that certain Rights Agreement, dated as of February 26, 2002, (the "Rights Agreement") between Northwest Biotherapeutics, Inc., a Delaware corporation (the "Company") and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the "Rights Agent"), to purchase from NWBio, at any time after the Distribution Date (as such term is defined in the Rights Agreement), one (1) fully paid, non-assessable share of Common Stock of NWBio, at a purchase price of $[____] per share (the "Purchase Price"), payable in lawful money of the United States of America, upon surrender of this Right Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of Rights Agent designated for such purpose.

     Terms used herein and not otherwise defined herein have the meanings assigned to them in the Rights Agreement.

     The number of Rights evidenced by this Right Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as of March 4, 2002, and may have been or in the future may be adjusted as a result of the occurrence of certain events, as more fully provided in the Rights Agreement.

     Upon the occurrence of a Business Combination, if the Rights evidenced by this Right Certificate are beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (b) a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the Acquiring Person (or any such Associate or Affiliate) becomes such, or (c) under certain circumstances specified in the Rights Agreement, a transferee


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of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person (or any such Associate or Affiliate) becoming such, such Rights shall become null and void, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Business Combination.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of Rights Agent, NWBio and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of NWBio and are also available upon written request to NWBio.

     Upon surrender at the office of Rights Agent designated for such purpose and subject to the terms and conditions set forth in the Rights Agreement, any Right Certificate(s) may be transferred or exchanged for another Right Certificate(s) evidencing a like number of Rights as the Right Certificate(s) surrendered. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate(s) for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Board of Directors of NWBio may, at its option,

          (a) at any time prior to the earlier of the date of (i) the Close of Business on the Distribution Date and (ii) the Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right; or

          (b) at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding Rights (other than Rights held by the Acquiring Person and certain related Persons) for shares of Common Stock at an exchange ratio of one-half of one (.50) share of Common Stock per Right. If the Rights shall be exchanged in part, the holder of this Right Certificate shall be entitled to receive upon surrender hereof another Right Certificate(s) for the number of whole Rights not exchanged.

     After the expiration of the redemption period, NWBio's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to twenty percent (20%) or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving NWBio and there is no other Acquiring Person.

     No fractional shares of Common stock are required to be issued upon the exercise of any Right(s) evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be


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issuable on the exercise hereof, nor shall anything contained in the Rights
Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of NWBio or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right(s) evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by Rights Agent.

     IN WITNESS WHEREOF, NWBio has caused this instrument to be duly executed under its corporate seal and by its authorized officers.

Dated as of ___________________ ___, 2002.


                                            NORTHWEST BIOTHERAPEUTICS, INC.


                                            By:_________________________________

[seal]                                      Name:_______________________________

                                            Title:______________________________


____________________________________
Secretary


Countersigned:



____________________________________
as Rights Agent

By:_________________________________
       Authorized Representative


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                   [FORM OF REVERSE SIDE OF RIGHT CERTIFICATE]

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                   desires to transfer the Right Certificate)

     FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto ____________________________ (please print name and address of transferee), this Right Certificate, together with all right, title and interest therein, and does irrevocably constitute and appoint _______________________, Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ______________, __ 20__



                                                  ______________________________
                                                            Signature

Signature Guaranteed:

     Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

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     The undersigned hereby certifies that the Rights evidenced by this Right
Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).



                                                  ______________________________
                                                            Signature


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               [FORM OF REVERSE SIDE OF RIGHT CERTIFICATE, CONT.]

                          FORM OF ELECTION TO PURCHASE

                (To be executed by the registered holder if such
                      holder desires to exercise the Rights
                      represented by the Right Certificate)

To:  NORTHWEST BIOTHERAPEUTICS, INC.

     The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that such certificates for such Common Shares be issued in the name of:

     ______________________________
     ______________________________
     ______________________________

       (Please print name and address and insert social security or other identifying number)

     If such number or Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

     ______________________________
     ______________________________
     ______________________________

       (Please print name and address and insert social security or other identifying number)

Dated:  _______________ __, 20__



                                                  ______________________________
                                                            Signature

Signature Guaranteed:

     Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

________________________________________________________________________________


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     The undersigned hereby certifies that the Rights evidenced by this Right
Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


                                                  ______________________________
                                                            Signature


________________________________________________________________________________

                                     NOTICE

     The signatures in this Form Assignment or Form Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, NWBio and Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.


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